Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Monthly Payment
Series--532

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-49953 of our opinion dated November 23, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Miscellaneous--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 8, 1999